UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2026

Battalion Oil Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

820 Gessner Road Suite 1100 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	BATL	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01	Entry Into Material Definitive Agreement.

On June 30, 2026 (the “Closing Date”), Halcón Holdings, LLC (the “Borrower”), a wholly owned subsidiary of Battalion Oil Corporation (the “Company”), entered into a Third Amended and Restated Senior Secured Credit Agreement (the “Third Amended and Restated Credit Agreement”), by and among the Company, the Borrower, the subsidiary guarantors party thereto, Fortress Credit Corp. (“Fortress”), as administrative agent, and certain other financial institutions party thereto, as lenders. The Third Amended and Restated Credit Agreement amends and restates in its entirety the Second Amended and Restated Senior Secured Credit Agreement dated as of December 26, 2024 (as amended prior to the Closing Date, the “Existing Credit Agreement”), by and among the Company, the Borrower, the subsidiary guarantors party thereto, Fortress, as administrative agent, and the lenders party thereto. All secured obligations under the Existing Credit Agreement were deemed continued and re-evidenced under the Third Amended and Restated Credit Agreement.

Pursuant to the Third Amended and Restated Credit Agreement, the lenders party thereto have agreed to provide the Borrower with (i) a term loan facility in the aggregate principal amount of $162.5 million, deemed funded on the Closing Date and (ii) on an uncommitted and absolutely discretionary basis, a delayed draw term loan facility in a maximum aggregate amount of up to $175.0 million, to be made available during the period: from and including the Closing Date through and including the earliest to occur of (a) the date on which the delayed draw term loans have been fully drawn or (b) the date on which the discretionary delayed draw term loan commitments are terminated, subject to the satisfaction of certain conditions, each delayed draw term lender’s agreement, in its sole and absolute discretion, to provide a discretionary delayed draw term loan commitment thereunder, and Required Lenders (as defined in the Third Amended and Restated Credit Agreement) consent to such providing a discretionary delayed draw term loan commitment.

The maturity date of the Third Amended and Restated Credit Agreement is December 31, 2029. Until such maturity date, borrowings under the Third Amended and Restated Credit Agreement shall bear interest at a rate per annum equal to a forward-looking term rate based on SOFR for a tenor of three (3) months (with a credit spread adjustment of 0.15% per annum) (or another applicable reference rate, as determined pursuant to the terms of the Third Amended and Restated Credit Agreement) plus an applicable margin of 6.50% (or, for ABR Loans, a base rate plus an applicable margin of 5.50%). The applicable margin is fixed at 6.50% and replaces the leverage-based pricing grid contained in the Existing Credit Agreement, under which the applicable SOFR margin ranged from 7.75% to 8.50% depending on the Total Net Leverage Ratio

The Borrower may elect, at its option, to prepay any borrowing outstanding under the Third Amended and Restated Credit Agreement. Such voluntary prepayments, certain mandatory prepayments and change of control prepayments are subject to the following prepayment premium, as applicable:

Period	Premium
Months 0-12

Make-whole amount equal to 12 months of interest; provided that in the event of (a) a Change in Control Prepayment (as defined in the Third Amended and Restated Credit Agreement) or (b) the sale of all or substantially all of the loan parties’ assets, 2.00%

Months 13-24	1.00%
Thereafter	0.00%

The Borrower may be required to make mandatory prepayments of the loans under the Third Amended and Restated Credit Agreement in connection with the incurrence of non-permitted debt, certain asset sales, and with excess cash on hand in excess of certain maximum levels. The Borrower is required to make scheduled amortization payments (i) commencing with the fiscal quarter ending June 30, 2027 through and including the fiscal quarter ending March 31, 2029, in an aggregate principal amount equal to 1.25%, (ii) for the fiscal quarter ending June 30, 2029, an aggregate principal amount equal to 7.50%, and (iii) for the fiscal quarter ending September 30, 2029, an aggregate principal amount equal to 10.00%, in each case, of the loans outstanding on the Closing Date.

Amounts outstanding under the Third Amended and Restated Credit Agreement are guaranteed by certain of the Borrower’s direct and indirect subsidiaries and secured by a security interest in substantially all of the assets of the Borrower and such direct and indirect subsidiaries, and of the equity interests of the Borrower held by the Company.

The Third Amended and Restated Credit Agreement contains certain customary representations and warranties, including organization; powers; authority; enforceability; approvals; no conflicts; financial condition; no material adverse effect; litigation; environmental matters; compliance with laws and agreements; no defaults; Investment Company Act; taxes; ERISA; disclosure; no material misstatements; insurance; restrictions on liens; subsidiaries; location of business and offices; properties and titles; maintenance of properties; gas imbalances; prepayments; marketing of production; swap agreements; use of proceeds; solvency; money laundering; anti-corruption laws; sanctions; EEA financial institutions; senior debt status; suspense accounts; and midstream agreements.

The Third Amended and Restated Credit Agreement also contains certain affirmative and negative covenants, including delivery of financial statements; notice of material events; conduct of business; payment and performance of obligations; operation and maintenance of properties; insurance; books and records; compliance with laws; environmental matters; reserve reports; capital plan; title information; ERISA; account control agreements; lender meetings; marketing activities; keepwell; swap agreements; permitted joint ventures; separateness; indebtedness; liens; dividends and distributions; investments; amendments to organizational documents; sale or discount of receivables; mergers; sale of properties; unwind of swap agreements; transactions with affiliates; negative pledges; dividend restrictions; gas imbalances; take-or-pay or other prepayments; swap agreements; maximum G&A expenses; capital expenditures; minimum volume commitments; workover expenses; well services contracts; and a holding company status covenant in respect to the Company.

The Third Amended and Restated Credit Agreement also contains certain financial covenants, including the maintenance of (i) a Total Net Leverage Ratio (as defined in the Third Amended and Restated Credit Agreement) not to exceed 2.75x as of each fiscal quarter ending September 30, 2026 through and including December 31, 2026, and 2.50x for each fiscal quarter thereafter, determined as of the last day of each fiscal quarter, (ii) a Current Ratio (as defined in the Third Amended and Restated Credit Agreement) not to fall below 1.00x, determined as of the last day of any fiscal quarter commencing with the fiscal quarter ending September 30, 2026, (iii) an Asset Coverage Ratio (as defined in the Third Amended and Restated Credit Agreement) not to fall below 1.75x as of each fiscal quarter ending September 30, 2026 through and including December 31, 2026, 2.00x as of each fiscal quarter ending March 31, 2027 through and including December 31, 2027, and 2.50x for each fiscal quarter thereafter, determined as of the last day of each fiscal quarter, and (iv) Liquidity (as defined in the Third Amended and Restated Credit Agreement) not to fall below the greater of (x) $10,000,000 and (y) the amount equal to the scheduled principal and interest payments for the immediately succeeding three (3) month period, determined as of the last day of any fiscal quarter.

The Third Amended and Restated Credit Agreement also contains certain events of default, including non-payment; breaches of representations and warranties; non-compliance with covenants or other agreements; cross-default to material indebtedness; judgments; change of control; and voluntary and involuntary bankruptcy.

The foregoing description of the Third Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Third Amended and Restated Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01Regulation FD Disclosure.

On July 1, 2026, the Company issued a press release announcing the execution of the Third Amended and Restated Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01Financial Statements and Exhibits

(d)Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1

Third Amended and Restated Senior Secured Credit Agreement dated as of June 30, 2026, by and among Battalion Oil Corporation, as holdings, Halcón Holdings LLC, as borrower, the subsidiary guarantors party thereto, Fortress Credit Corp., as administrative agent, and the lenders party thereto.

99.1	Press Release issued on July 1, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BATTALION OIL CORPORATION

July 1, 2026	By:	/s/ Matthew B. Steele
	Name:	Matthew B. Steele
	Title:	Chief Executive Officer

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